EXHIBIT 10.32
                                                                   -------------

                                   BRIDGELINE

                           Quality Internet Solutions

                            MASTER SERVICES AGREEMENT

THIS AGREEMENT, made and entered into this 1 day of July 2004, between Bridgeline Software, Inc. ("BRIDGELINE") a Delaware Corporation, having its principal place of business at 130 New Boston Street, Woburn, MA 01801 and John Hancock Life Insurance Co. ("Customer") having its principal place of business at John Hancock Place, Boston, MA 02116.

In consideration of the mutual promises contained herein, the parties agree as follows:

SECTION 1 - TERM OF AGREEMENT

This Agreement will commence on the day first above written and remain in full force until terminated as provided for in Section 18 of this Agreement.

SECTION 2 - DUTIES OF THE PARTIES

During the term of the Agreement BRIDGELINE agrees to provide consultative services ("Services") and deliver software and documentation ("Deliverables") to Customer, which Customer may authorize, from time to time, by the execution of a Statement of Work as described in this Agreement. BRIDGELINE shall not be obligated to provide Services or Deliverables, and Customer shall not be liable to pay for such, until a Statement of Work or other written authorization has been executed in accordance with this Agreement.

SECTION 3 - STATEMENT OF WORK(S)

The following procedure will be followed to initiate and activate a Statement of Work under this Agreement:

                  BRIDGELINE or Customer, which may include Customer's affiliates (affiliates shall mean any entity directly or indirectly controlling, controlled by or under common control with Customer),shall prepare a Statement of Work and submit such form in duplicate to the other party for approval. Each Statement of Work shall define (i) the specific Services and/or Deliverables authorized by the Customer, (ii) the schedule or term of the engagement, (iii) the applicable rates and charges therefor, and (iv) other appropriate terms and conditions as warranted. Each Statement of Work shall specify the appropriate financial terms and conditions applicable to that Statement of Work (including whether work is to be performed on a Time and Materials or a Fixed Price basis). If the Statement of Work specifies that the Services or Deliverables are to be performed on a Time and Materials basis, BRIDGELINE will notify Customer as soon as practicable if it appears that an estimate(s) will not be sufficient to complete the work under the

                  Statement of Work. BRIDGELINE shall not incur charges in excess of one hundred and ten percent (110%) of the total cost estimated until an amendment to the Statement of Work is approved in writing by Customer. Any changes requested by Customer in the work agreed to in a fixed price Statement of Work or changes in delivery dates which cause BRIDGELINE to incur additional expense shall be paid by Customer. For Web based solutions, each Statement of Work shall detail the fixed number of Web Pages to be provided. Additional Web Pages requested by Customer shall result in additional charges to Customer at the rate specified in the Statement of Work. BRIDGELINE will submit written notification of all changes to Customer for approval prior to invoicing. BRIDGELINE or Customer, upon its acceptance, shall execute the Statement of Work and return one fully executed copy to the other Party.

SECTION 4 - CONFLICT IN DOCUMENTS

Statement of Work(s) shall be governed by the terms and conditions of this Agreement, provided, however, that should the terms within the Statement of Work(s) conflict with the terms of this Agreement, the terms outlined within a specific Statement of Work shall govern as applied to the work authorized therein. All delivery dates referred to in Statement of Work(s) are predicated on BRIDGELINE receiving content and other deliverables from the Customer in a timely manner as requested by BRIDGELINE during the course of the project. Should the Customer not deliver content or other deliverables in a timely manner, BRIDGELINE shall not incur any liability to Customer as a result of such delay and may alter delivery dates or assess additional charges as provided for in the Statement of Work(s).

SECTION 5 - CONFIDENTIALITY

A. BRIDGELINE and its employees will treat as confidential all Customer business plans, technical data, trade secrets, plans for products or services, customer or supplier lists, marketing plans, software, hardware, financial documents (and any similar information not available to the public) furnished by Customer under this Agreement ("Confidential Information"). For the term of this Agreement and for a period of twenty -four (24) months thereafter such information shall not be disclosed to third parties by BRIDGELINE or its employees without Customer's prior approval. Notwithstanding the foregoing, Confidential Information shall not include information that (i) is or becomes generally known to the public not as a result of a disclosure by BRIDGELINE; (ii) is rightfully in the possession of BRIDGELINE prior to disclosure by Customer; (iii) is received by BRIDGELINE in good faith and from a third party not known by BRIDGELINE to be under a confidential obligation to Customer, or (iv) is independently developed by or for BRIDGELINE without use or reference to the confidential information.

B. Customer and its employees will treat as confidential all BRIDGELINE business plans, financial documents, customer listings, developmental processes and methodologies (and any similar information not available to the public) incorporated within or utilized in the development of any Deliverables and/or work product ("Confidential Information"). For the term of this Agreement and for a period of twenty -four (24) months thereafter Customer shall not disclose to third parties any such Confidential Information without BRIDGELINE's prior

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approval. Notwithstanding the foregoing, Confidential Information shall not include information that (i) is or becomes generally known to the public not as a result of a disclosure by Customer; (ii) is rightfully in the possession of Customer prior to disclosure by BRIDGELINE; (iii) is received by Customer in good faith and from a third party not known by Customer to be under a confidential obligation to BRIDGELINE; or (iv) is independently developed by or for Customer without use or reference to the confidential information.

C. Both parties agree that, except as may be required by applicable law or regulation, they shall not disclose in advertising, publicity, or otherwise the terms and conditions of this Agreement without prior written consent of the other party.

SECTION 6 - ACCEPTANCE

A. SERVICES - Services shall at all times be subject to Customer's reasonable satisfaction and approval. Customer shall notify BRIDGELINE when a determination is made that such Services are unsatisfactory and shall not be required to pay for any Services performed after such notification. BRIDGELINE and Customer shall mutually review the Services performed prior to the notification to determine the amount Customer shall be obligated to pay for the work performed satisfactorily (based upon the fees stipulated in the applicable Statement of Work).

B. DELIVERABLE(S) - Upon completion, BRIDGELINE shall notify Customer that a Deliverable is ready for Customer Review. Within fifteen (15) business days ("Acceptance Period") of such notice, Customer shall inspect such Deliverable to verify conformity to the applicable specifications. In the event Customer determines during the Acceptance Period for a Deliverable that such Deliverable does not reasonably conform to the applicable specifications, Customer shall notify BRIDGELINE of such determination in a written notice setting forth a description of the nonconformities exhibited by such Deliverable (a "Rejection Notice"). Upon BRIDGELINE's receipt of a Rejection Notice, the parties shall meet and confer to agree in good faith upon the timing schedule and other commercially reasonable terms by which BRIDGELINE shall remedy such nonconformities. If the parties are unable to mutually agree to the terms by which BRIDGELINE shall remedy such conformity, Customer shall have the right to terminate the applicable Statement of Work pursuant to Section 18 of this Agreement. Should Customer exercise its right to terminate the applicable Statement of Work, Customer shall have no further liability under the terminated Statement of Work, except that Customer shall pay BRIDGELINE any balance due for conforming Deliverables previously accepted and for services performed up to the date of termination. Otherwise, upon BRIDGELINE's completion of such remedy, BRIDGELINE shall redeliver the applicable Deliverable for Customer's re-evaluation as set forth herein. The foregoing procedure shall be repeated until Customer accepts the deliverable or terminates the applicable Statement of Work. In the event Customer informs BR IDGELINE that a Deliverable is acceptable, or if Customer otherwise fails to deliver a Rejection Notice during the applicable Acceptance Period, then such Deliverable shall thereupon be deemed accepted.

SECTION 7 - TAXES

In the event any foreign, federal, state, or local taxes are assessed on any Services or Deliverables produced under this Agreement Customer shall reimburse BRIDGELINE accordingly, provided, however, that Customer shall not be responsible for taxes assessed on BRIDGELINE income.

SECTION 8 - INSURANCE

BRIDGELINE agrees to carry the following insurance coverage during the term of this Agreement:

A. Workers compensation as required by the laws of the jurisdiction in which the work is being performed.

B. Comprehensive general liability and property damage insurance with combined bodily injury and property damage limit of $1,000,000 for each occurrence.

C. Employer's Liability - $500,000 each accident; $500,000 disease policy limit; $500,000 disease each employee.

D. Upon request, BRIDGELINE shall furnish Customer a Certificate of Insurance evidencing such coverage and, where applicable, naming Customer as an additional insured as its interests may appear. Nothing in this Section shall be deemed to limit BRIDGELINE'S responsibility to the amounts stated above or to any limits of BRIDGELINE'S insurance policies.

SECTION 9 - OWNERSHIP OF WORK PRODUCT

A. All content (including without limitation, trademarks, artwork, logos, graphics, video, text, data, and other materials) provided by Customer to BRIDGELINE in connection with this Agreement shall remain the sole and exclusive property of Customer.

B. Except as set forth in Section 9.C of this Agreement, BRIDGELINE hereby assigns to Customer the rights, title, and interest in and to any Deliverable(s) developed under this Agreement, and a perpetual, royalty-free license to all source programming code and intellectual property incorporated in the deliverable, which remains the sole property of BRIDGELINE. However, such assignment of property rights shall be subject to Customer completing its payment obligations under this Agreement.

C. "BRIDGELINE Material" - Software, documentation, or other work product owned, developed, or licensed by BRIDGELINE prior to this Agreement or developed outside of this Agreement and used and/or modified by BRIDGELINE to fulfill its obligations under this Agreement will remain the sole and exclusive property of BRIDGELINE. In addition, BRIDGELINE shall retain the sole ownership and rights in its proprietary design techniques (including without limitation the intermediate design files), its methodologies, and its developmental processes (including without limitation the ownership of intermediate work product).

D. To the extent that any Deliverable(s) embodies or reflects rights that BRIDGELINE owns pursuant to Section 9.C, BRIDGELINE hereby grants to Customer an irrevocable, perpetual,

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non-exclusive, worldwide, fully paid up, royalty-free license for the use, copy, display, reproduction, and performance of such BRIDGELINE Material for Customer's internal business use only. Customer agrees not to resell any Deliverable or portion of a Deliverable that includes such licensed material. Such license is subject to Customer completing its payment obligations under this Agreement.

E. Upon termination or expiration of this Agreement all non-licensed software, documentation or materials belonging to BRIDGELINE or Customer shall be returned to the respective owner thereof within ten (10) days notice and the non-owning party shall retain no copies unless the respective owner consents in writing thereto.

SECTION 10 - WARRANTY

A. BRIDGELINE warrants that the Deliverables developed under this Agreement and any Statement of Work(s) will be performed in a workmanlike manner consistent with industry standards and practice.

B. BRIDGELINE warrants that for a period of thirty (30) days from Acceptance the Deliverables shall perform according to the written functional specifications as defend within the Statement of Work and other project documentation. BRIDGELINE shall use reasonable efforts to correct all errors, defects, or malfunctions in any Deliverable discovered by Customer, and reported in writing to BRIDGELINE, within thirty (30) days of Acceptance. The following exceptions shall apply:

         1) Should BRIDGELINE expend effort to correct a deficiency that Customer and BRIDGELINE mutually agree was not the fault of BRIDGELINE then Customer shall reimburse BRIDGELINE at time and material rates.

         2) If BRIDGELINE identifies that an error, defect, or malfunction is the result of an alteration made by Customer (or another party at the direction of Customer) then Customer shall reimburse BRIDGELINE at time and material rates for all efforts expended to identify and/or correct such error, defect, or malfunction.

C. UNLESS OTHERWISE INCLUDED IN A STATEMENT OF WORK, THE FOREGOING WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES (STATUATORY, EXPRESS, OR IMPLIED) INCLUDING WITHOUT LIMITATION THOSE CONCERNING MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

SECTION 11 - INDEMNITY PROVISIONS

A. Customer agrees to indemnify and hold BRIDGELINE harmless from and against any and all claims, actions, demands, losses, and causes of action arising from patent, trademark, copyright, or similar intellectual property infringement related to Customer provided content.

B. BRIDGELINE agrees to indemnify and hold Customer harmless from any and all claims, actions, demands, losses, and causes of action arising from willful misconduct or grossly

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negligent acts and omissions on the part of BRIDGELINE (except in the case of concurrent negligence in which case BRIDGELINE shall only be responsible for the percentage of the loss attributable to BRIDGELINE).

C. BRIDGELINE agrees to indemnify and hold Customer harmless from and against any and all claims, actions, demands, losses, and causes of action arising from patent, trademark, copyright, or similar intellectual property infringement related to BRIDGELINE Material or provided content.

SECTION 12 - CONSEQUENTIAL DAMAGES

Neither party hereto shall be liable to the other party for any indirect, incidental, consequential, special, or exemplary damages arising from or related to this agreement (even if such party has been advised of the possibility of such damages) such as, but not limited to, loss of revenue or anticipated profits or lost business.

SECTION 13 - PUBLICITY

BRIDGELINE may not include Customer's name and general case study information within BRIDGELINE marketing material unless it has obtained Customer's prior written approval. Customer shall provide BRIDGELINE an opportunity to place the BRIDGELINE logo on the Deliverables.

SECTION 14 - INVOICES AND PAYMENTS

A. If invoicing and payment terms are defined within the specific Statement of Work(s), they shall prevail over Section 14.B of this Agreement.

B. For all services, fees, expense amounts and reimbursements as described in this Agreement, BRIDGELINE shall prepare and submit invoices to Customer as required, but not more than monthly. Customer invoices are due and payable to BRIDGELINE within thirty (30) days of receipt.

SECTION 15 - EMPLOYEE ROTATION

BRIDGELINE reserves the right to replace a BRIDGELINE employee upon prior written notice to Customer at any installation of Customer during the performance of any Statement of Work(s) provided that such replacement employee shall possess the training, skills and level of competence required to perform assigned duties as defined in the Statement of Work.

SECTION 16 - EXPENSES

Customer shall reimburse BRIDGELINE for actual, out-of-pocket, reasonable, expenses only when agreed to in a Statement of Work. Such expenses will be limited to third party software, documentation reproduction costs and travel (airlines, shuttle service, taxi, bus, car rental, gas, parking), lodging and meals. No other expenses will be reimbursed. If expenses are agreed to be reimbursed, the applicable Statement of Work shall include an estimate of the expenses for such Statement of Work as well as the term, "not to exceed an amount equal to ten percent (10%) of the aggregate fees under the applicable Statement of Work." Receipts must be supplied for all reimbursable expenses and shall be maintained by BRIDGELINE for at least one year and be presented to Customer upon request.

SECTION 17 - NOTICES

Any notices provided for in this Agreement shall be given in writing and transmitted by (i) personal delivery, (ii) prepaid first class registered or certified mail, or (iii) nationally recognized overnight courier. Such notice s shall be addressed as follows:

BRIDGELINE: Bridgeline Software, Inc.         Customer:    John Hancock Life Insurance Co.
            130 New Boston Street                          197 Clarendon Street - C08
            Woburn, MA 01801                               Boston, MA 02116
            Email: cebula@bridge-line.com                  Attn: Julie Clark

                                              With copy to:

                                                           John Hancock Life Insurance Co.
                                                           380 Stuart St. - S08
                                                           Boston, MA 02116
                                                           Attn: Purchasing Contract Manager

SECTION 18 - TERMINATION OF THE AGREEMENT

A. No Work Issued - In the event Customer does not execute one (1) or more Statement of Work(s) pursuant to Section 3 of this Agreement within six (6) months of the date first written above this Agreement shall automatically terminate.

B. Termination for Breach - If either party should materially or repeatedly fail to fulfill its obligations under this Agreement or any Statement of Work (a "breach"), the other party, without liability therefor, may terminate this Agreement, and all outstanding Statement of Work(s), in whole or in part, at any time as of which such breach occurs or persists, by giving the breaching party written notice of such breach and the intention of such other party to terminate this Agreement. The breaching party will have thirty (30) days from receipt of such notification to cure such breach. The failure to cure such breach as stated in the preceding sentence may result in the termination of this Agreement and each Statement of Work as of the end of such period without prejudice to any other rights the parties may have.

C. Termination for Convenience -Either party may terminate this Agreement or any Statement of Work for its convenience with thirty (30) days prior written notice. In the event either party terminates this Agreement or any Statement of Work for its convenience, Customer will notify BRIDGELINE as to what Services, yet to be completed under such Statement of Work(s), shall be completed or not completed. Customer shall pay BRIDGELINE, pursuant to the invoice and payment provisions contained in this Agreement, for (i) all time and materials fees that are completed prior to and accepted prior to or accepted after the termination for convenience notice is provided; (ii) all time and materials fees that, per Customer's request, are completed and accepted subsequent to provision of the termination for convenience notice; (iii) all expenses incurred prior to provision of the termination for convenience notice or subsequent to provision of the termination for convenience notice if incurred as per Customer's request so long as such expenses are incurred as permitted under this Agreement; (iv) any fixed fee Deliverable-based payments yet to be paid for Deliverables that are received prior to and accepted prior to or accepted after provision of the termination for convenience notice; (v) any fixed fee Deliverable-based payments for Deliverables that, per Customer's request, are completed, received and accepted after provision of the termination for convenience notice; and (vi) a prorated fixed fee Deliverable-based payment for any Deliverable not received by Customer prior to provision of the termination for convenience notice and which Customer requests BRIDGELINE immediately cease work on, such pro-rated amount to be mutually agreed upon by the parties based on the total fee for such Deliverable and the documented percentage of work completed by BRIDGELINE prior to provision of the termination of convenience notice.

D. Statement of Work(s) Complete - Unless separately agreed to in writing, this Agreement will automatically terminate one (1) year after the completion of all Statement of Work(s) issued hereunder.

SECTION 19 - GOVERNING LAW

This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts, excluding its conflicts of laws provisions.

SECTION 20 - STATUTE OF LIMITATIONS

No action, regardless of form, arising out of the transactions under this Agreement may be brought by either party more than one (1) year after the cause of action has been discovered except that an action for nonpayment for services which, as provided herein, may be brought within two (2) years after the date of last payment or date of last work performed, whichever shall occur later.

SECTION 21 - ENTIRE AGREEMENT/INCORPORATION OF STATEMENT OF WORK(S)

It is expressly agreed that this Agreement embodies the entire understanding of the parties in relation to its subject matter, and that no other agreement or understanding, verbal or otherwise, relative to its subject matter exist or survive between the parties at the time of execution of this Agreement provided, however, that the Statement of Work(s) are incorporated in this Agreement by reference with the same effect as if each had been reproduced in its entirety.

SECTION 22 - INDEPENDENT CONTRACTOR

Customer acknowledges and agrees that all Services performed by BRIDGELINE pursuant to this Agreement including, without limitation, the creation, development, and delivery of Deliverables, are or will be performed by BRIDGELINE as an independent contractor. BRIDGELINE may use subcontractors in its performance of Services under this Agreement.

SECTION 23 - BACKGROUND CHECKS

BRIDGELINE warrants to Customer that it has done a background check for each employee or subcontractor who provides Services to Customer on-site at a Customer location within one (1) year prior to such employee's or subcontractor's engagement on-site at a Customer location and to the best of its knowledge, that such employee or subcontractor has not had a felony conviction in the past seven (7) years or any misdemeanor conviction in the past seven (7) years concerning bodily harm or theft of any intellectual or personal property.

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SECTION 24 - NON-SOLICITATION

Customer agrees not to knowingly solicit for hire or for subcontract services or to offer employment to any employee, former employee, or subcontractor of BRIDGELINE ("BRIDGELINE Personnel") who has been actively involved in the provision of Services under this Agreement for a period of one (1) year from the date the BRIDGELINE personnel last performed Services hereunder without the prior written consent of BRIDGELINE.

SECTION 25 - HEADINGS

The Section headings provided in this document are for reference purposes only and shall not govern the provisions listed within this Agreement.

SECTION 26 - ASSIGNMENT

Except as provided below, this Agreement shall not be assigned by either party without the express written consent of the other party. Notwithstanding the foregoing, either party may assign this Agreement, without the consent of the other, to an entity that has acquired all or substantially all of that party's assets as successor to the business and this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

SECTION 27 - WAIVER

The failure of either party to partially or fully exercise any right or the waiver by either party of any breach shall not prevent a subsequent exercise of such right or be deemed a waiver of any subsequent breach of the same or any other term of this Agreement.

SECTION 28 - SEVERABILITY

Each Section, paragraph, and provision is severable from the Agreement, and if one or more provisions or parts are declared invalid, the remaining provisions shall nevertheless remain in full force and effect.

SECTION 29 - DISPUTE RESOLUTION

In the event of any dispute, controversy, or claim of any kind or nature arising under or in connection with this Agreement (a "Dispute"), then upon the written request of either party, the appropriate level contacts of each party will meet for the purpose of endeavoring to resolve the Dispute. The designated contacts will meet as often as the parties reasonably deem necessary in order to gather and furnish to the other all information with respect to the matter in issue which the parties believe to be appropriate in connection with resolution. Such contacts will discuss the Dispute and will negotiate in good faith in an effort to resolve the Dispute without the necessity of any formal proceeding relating thereto. The specific format for such discussions will be left to the discretion of the contacts but may include the preparation of agreed upon statements of fact or written statements of position furnished to the other party. No legal proceedings for the resolution of the Dispute may be commenced until the earlier to occur of (i) a good faith conclusion by the designated contacts that amicable resolution through continued negotiation of the matter in issue does not appear likely, or (ii) the 30th day after the initial request to negotiate the Dispute.

SECTION 30 - FORCE MAJEURE

Neither party shall be liable for any failure to perform its obligations under this Agreement if prevented from doing so by a cause or causes beyond its control. Without limiting the foregoing, such causes include acts of God, or the public enemy, fires, foods, storm, earthquakes, riots, strikes, lockouts, wars or war operations, restraints of government or other cause or causes which could not with reasonable diligence be controlled or prevented by the party.

SECTION 31 - LIMITATION OF LIABILITY

Except for liability arising from Sections 5, 9 and/or 11 , to the fullest extent permitted by applicable law, the total aggregate liability of either party to the other, and its subcontractors, collectively, regardless of whether such liability is based on breach of contract, tort, strict liability, breach of warranties, failure of essential purpose or otherwise, under this Agreement or any Statement of Work shall be limited to the fees paid by Customer to BRIDGELINE pursuant to the Statement of Work under which any such liability arises. Notwithstanding the above, the maximum liability of either party arising from Sections 5, 9 and 11 shall not exceed $1,000,000.

SECTION 32 - SURVIVAL OF PROVISIONS

The terms and provisions provided in Sections 5, 9, 11, 12, 14, 18, 20, 24, 31, and this Section 32 shall survive the termination of the Agreement.

BRIDGELINE SOFTWARE, INC.                   JOHN HANCOCK LIFE INSURANCE CO.

By:           /S/ THOMAS L. MASSIE          By:          /S/ WILLIAM PALMER
              --------------------                       ------------------

Print Name:   Thomas L. Massie              Print Name:  William Palmer
              ----------------                           --------------

Title:        President & CEO               Title:       Senior Vice President
              ---------------                            ---------------------

Date:         7-13-2004                     Date:        7-20-2004
              ----------                                 ---------

                                 AMENDMENT NO. 1

This Amendment No. 1 ("Amendment") hereby amends and is made a part of the Master Services Agreement ("Agreement") between Bridgeline Software, Inc. ("Bridgeline") and John Hancock Life Insurance Co. ("Customer") dated July 1, 2004.

WHEREAS, Bridgeline and Customer desire to amend the terms and conditions of the Agreement,

NOW, THEREFORE, the Agreement is amended, modified, or supplemented as follows:

1. DEFINITIONS: Capitalized terms that are used but not defined in this Amendment shall have the same meaning as in the Agreement.

2.   SECTION 5 -CONFIDENTIALITY: The following is added as Paragraph D. of this
     Section:

     In the course of performing its duties and obligations under this Agreement, it may be necessary for Customer to disclose to Bridgeline nonpublic personal financial and/or nonpublic personal health information about its consumers and customers. Title V of the Gramm-Leach-Bliley Act of 1999 (Public Law 106-102) and its implementing legislation and regulations limit the redisclosure and reuse of such information. Bridgeline may disclose Customer's consumers' and customers' nonpublic personal information in the ordinary course of business to carry out the purposes for which the information is disclosed, provided such disclosure is in compliance with (and not in violation of) (i) Title V of the Gramm-Leach-Bliley Act and its implementing regulations, as the same may be amended from time to time, and (ii) other applicable federal and state laws and regulations regarding privacy. Bridgeline agrees that it will not redisclose or use this nonpublic personal information except as necessary to carry out the terms of this Agreement or as necessary to effect, administer, or enforce a transaction that the appropriate consumer or customer requests or authorizes. Bridgeline may redisclose such nonpublic personal information to another person or entity only if the disclosure could be lawfully made directly to that person or entity by Customer. In the event that there is a question about whether redisclosure of nonpublic personal information is permissible, Bridgeline shall consult with Customer prior to making that disclosure. Bridgeline will implement appropriate measures to ensure the security and integrity of all nonpublic personal information from any anticipated threats or hazards and from unauthorized access or use. Bridgeline will indemnify Customer for all costs and/or damages awarded against it as a result of an improper disclosure by Bridgeline.

Except as modified herein, the terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives.

John Hancock Life Insurance Company        Bridgeline Software, Inc.

By: /S/ SUSAN P. YARDLEY                   By: /S/ GARY M. CEBULA
    --------------------                       ------------------

Name: Susan P. Yardley                     Name: Gary M. Cebula
      ------------------                         --------------

Title: AVP                                 Title CFO
       ---                                        ---

Date: 3/28/2005                            Date: 3/10/05
      ---------                                  -------

                        HIPAA BUSINESS ASSOCIATE ADDENDUM

     This HIPAA Business Associate Addendum ("Addendum") is entered into as of March 7, 2005 (the "Effective Date"), and when fully executed by both parties becomes incorporated by reference into that certain Master Services Agreement ("Underlying Agreement") by and between Bridgeline Software. Inc. ("Business Associate'), and John Hancock Life Insurance Company ("John Hancock") dated July 1, 2004 as the same may have been previously amended. This Addendum is entered into for the purpose of complying with the Privacy Rule under the Health Insurance Portability and Accountability Act of 1996, 45 CFR Parts 160 and 164, as the same may be amended from time to time.

1.       DEFINITIONS

         The following terms shall have the following meanings.

         (a) "Individual" shall mean a person who is the subject of Protected Health Information, and shall include a person who qualifies as a personal representative of such person in accordance with the Privacy Rule.

         (b) "Privacy Rule" shall mean the "Standards for Privacy of Individually Identifiable Health Information" at 45 CFR part 160 and part 164, subparts A and B, as amended from time to time.

         (c) "Protected Health Information" shall mean individually identifiable information, including demographic information, that relates to (i) the past, present or future physical, mental, or behavioral health or condition of an Individual,
                  (II) the provision of health care to an Individual, or (iii) the payment for the provision of health care to an Individual, limited to the information created or received by Business Associate from or on behalf of John Hancock.

2.       PERMITTED USES AND DISCLOSURES BY BUSINESS ASSOCIATE

         Except as otherwise limited in this Addendum, Business Associate may use or disclose Protected Health Information to perform functions, activities, or services for, or on behalf of John Hancock as specified in the Underlying Agreement, provided that such use or disclosure would not violate the Privacy Rule if performed by John Hancock.

3.       OBLIGATIONS AND ACTIVITIES OF BUSINESS ASSOCIATE

         (a) Business Associate agrees to not use or further disclose Protected Health Information other than as permitted or required by this Addendum or as required by law.

         (b) Business Associate agrees to use appropriate safeguards to prevent use or disclosure of the Protected Health Information other than as provided for by this Addendum

         (c) Business Associate agrees to mitigate, to the extent practicable, any harmful effect that is known to Business Associate of a use or disclosure of Protected Health Information by Business Associate in violation of the requirements of this Addendum.

         (d) Business Associate agrees to report to John Hancock any use or disclosure of the Protected Health Information not provided for by this Addendum.

         (e) Business Associate shall require its agent, including subcontractors, to whom it provides Protected Health Information to comply with the same restrictions and conditions that apply to Business Associate under this Addendum.

         (f) At John Hancock's request, Business Associate agrees to provide access to Protected Health information to John Hancock or, as directed by John Hancock, to an Individual in order to satisfy John Hancock's obligation to provide Individuals with a right of access to their Protected Health Information.

         (g) At John Hancock's request, Business Associate agrees to make an amendment to Protected Health Information in its possession.

         (h) Business Associate agrees to make its internal practices, books, and records relating to the use and disclosure of Protected Health Information available to John Hancock or, at John Hancock's request, to the United States Secretary of Health and Human Services, for purposes of the Secretary determining John Hancock's compliance with the Privacy Rule.

         (i) Business Associate agrees to document its disclosures of Protected Health Information and, at John Hancock's request, to provide Information related to such disclosures to John Hancock for purposes of responding to a request by an Individual for an accounting of disclosures of Protected Health Information.

4        OBLIGATIONS OF JOHN HANCOCK

         (a) John Hancock shall provide Business Associate with any changes in, or revocation of, permission by an Individual to John Hancock to use or disclose Protected Health Information, if such changes affect Business Associate's permitted or required uses and disclosures.

         (b) John Hancock shall notify Business Associate of any restriction to the use or disclosure of Protected Health Information that John Hancock has agreed to in accordance with the Privacy Rule.

5.       PERMISSIBLE REQUEST BY JOHN HANCOCK

         John Hancock shall not request Business Associate to use or disclose Protected Health Information in any manner that would not be permissible under the Privacy Rule if done by John Hancock except for use or disclosure for data aggregation or management and administrative activities if permitted by the Underlying Agreement.

6.       TERM AND TERMINATION

         (a) Term. The Term of this Addendum shall be commence as of the Effective Date, and shall terminate when all of the Protected Health Information is destroyed or returned to John Hancock, or, if it is infeasible to return or destroy Protected Health Information, protections are extended to such information, in accordance with Section 6(c) of this Addendum.

         (b) Effect of Termination of Underlying Agreement. Termination of the Underlying Agreement shall not terminate this Addendum unless and until the termination provisions of Section 6(a) above have been satisfied.

         (c)      Effect of Termination.

                  (1) Except as provided in paragraph (2) of this section 6(c), upon termination of the Underlying Agreement, Business Associate shall return or destroy all Protected Health Information received from John Hancock, or created or received by Business Associate on behalf of John Hancock. This provision shall also apply to Protected Health Information that is in the possession of subcontractors or agents of Business Associate. Business Associate shall retain no copies of the Protected Health Information.

                  (2) In the event that Business Associate determines that returning or destroying the Protected Health Information is infeasible, Business Associate shall provide to John Hancock notification of the conditions that make return or destruction infeasible. Upon mutual agreement of the Parties that return or destruction of Protected Health Information is infeasible, Business Associate shall extend the protections of this Addendum to such Protected Health Information and limit further uses and disclosures of such Protected Health Information to those purposes that make the return or destruction infeasible, for so long as Business Associate maintains such Protected Health Information.

7.       BREACH

         Any breach of this Addendum by Business Associate shall constitute a valid basis for immediate termination of the Underlying Agreement by John Hancock, notwithstanding any contrary provision in the Underlying Agreement. In addition, Business Associate shall indemnify and hold harmless John Hancock from any liability for damages, fines, costs, expenses and attorneys' fees, that results or arises from Business Associate's use or disclosure of Protected Health Information other than as authorized by this Addendum.

8.       MISCELLANEOUS

         (a) Amendment. The Parties agree to take such action as is necessary to amend this Addendum from time to time as is necessary for John Hancock to comply with the requirements of the Privacy Rule and the Health Insurance Portability and Accountability Act, Public Law 104-191.

         (b) Additional Obligations. The obligations set forth in this Addendum are in addition to, and are not intended to replace, any confidentiality obligations set forth in the Underlying Agreement.

         (c) Interpretation. Any ambiguity in this Addendum shall be resolved in favor of a meaning that permits John Hancock to comply with the Privacy Rule.

Except as otherwise provided for herein the reruns and conditions of the Underlying Agreement remain in full force in effect.

John Hancock Life Insurance Company          Bridgeline Software, Inc.

("John Hancock")                             ("Business Associate")

By: /S/ SUSAN P. YARDLEY                     By: /S/ GARY M. CEBULA
    ---------------------                        -----------------------

    Susan P. Yardley  (Print)                    GARY M. CEBULA (Print)
    -----------------                            -----------------------

    AVP (Title)                                  CFO  (Title)
    -----------------                            -----------------------

    3/28/2005 (Date)                             3/10/05 (Date)
    -----------------                            -----------------------